Insurance Carrier Temporarily Suspends Billing to Restaurants and Taverns Amid Growing COVID-19 Closings

FOR IMMEDIATE RELEASE: 3/17/2020

ROCK ISLAND, IL – Illinois Casualty Company (ICC), a wholly owned subsidiary of ICC Holdings, Inc. (Company) will temporarily suspend all insurance premium billing for 30 days beginning Friday, March 20, 2020. This is in response to growing COVID-19 concerns and closings that will affect the food and beverage industry.

ICC customers represent one of the first and hardest hit businesses resulting from statewide government-ordered shutdowns from COVID-19. ICC is a regional insurance carrier based in Rock Island, Illinois, and has specialized in insuring the restaurant and tavern industry since 1950. Many policyholders are small business owners who are experiencing a significant negative financial impact.

Arron Sutherland, ICC’s President and CEO added, “At ICC, we value our customers and the important service that they provide the community.  I hope that this measure helps to ease their financial burden in some small way during this difficult and turbulent time.”

Furthermore, ICC’s corporate headquarters remains open to provide customers with continued services with the least amount of disruption possible. ICC places the highest priority on providing a safe work environment for our employees and has taken steps to protect, and offer services to, employees. As ICC continues to monitor this complex and rapidly evolving situation, its plans may change.

ICC does not believe that taking this action will be material as the policyholder payments are simply being deferred. It is believed that the Company’s financial position continues to be strong and has substantial liquidity with approximately $94 million of fixed income investment securities as of March 13, 2020. Additionally, the Company has access to existing credit facilities to cover short-term liquidity requirements and anticipated operational needs in the foreseeable future.

Illinois Casualty Company

ICC was founded in Rock Island, Illinois in 1950 to provide insurance products and aggressive claims defense exclusively for the food and beverage industry. Today, we are an admitted carrier in eleven states: Colorado, Illinois, Indiana, Iowa, Kansas, Michigan, Minnesota, Missouri, Ohio, Pennsylvania and Wisconsin. ICC Holdings, Inc., ICC’s parent company, is publicly traded on the NASDAQ (NASDAQ: ICCH). We recognize that establishments serving alcohol require unique insurance protection. Our coverage options include liquor liability, property, general liability, umbrella, workers’ compensation, cyber liability, and employment related practices liability. ICC is the exclusively endorsed insurance provider by the Illinois Licensed Beverage Association, Minnesota Licensed Beverage Association, Hospitality Business Alliance, Indiana Restaurant and Lodging Association, Ohio Licensed Beverage Association, and the Tavern League of Colorado.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth, product and segment expansion, regulatory approval in connection with expansion, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. Potential risks and uncertainties also include those relating to the ultimate geographic spread of the novel coronavirus, the severity of the disease, the duration of the COVID-19 outbreak, and actions that may be taken by governmental authorities to contain the outbreak or to treat its impact.  The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. No undue reliance should be placed on any forward-looking statements.

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